SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240. 14a-12

UNITED ENERGY CORP.
_________________________________________________________________________

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
_________________________________________________________
2)	Aggregate number of securities to which transaction applies:
_________________________________________________________
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________
4)	Proposed maximum aggregate value of transaction:
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5)	Total fee paid:
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☐          Fee paid previously with preliminary materials.

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:
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2)	Form, Schedule or Registration Statement No.:
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3)	Filing Party:
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4)	Date Filed:
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UNITED ENERGY CORP.

600 MEADOWLANDS PARKWAY #20

SECAUCUS, NEW JERSEY 07094

Dear Fellow Stockholders:	July __, 2005

You are cordially invited to attend a special meeting of the stockholders of United Energy Corp. The meeting will be held at the offices of Greenbaum, Rowe, Smith & Davis LLP, located at 99 Wood Avenue South, Woodbridge, New Jersey 08830, on _________, 2005, at 10:00 a.m., EST, for the following purposes:

1.	To approve an amendment to our articles of incorporation providing authorization for the issuance of preferred stock.

2.	To transact such business as may properly come before the meeting or any adjournments or postponements thereof.

Our board of directors recommends that stockholders vote in favor of the amendment to our articles of incorporation. Moreover, the board has fixed the close of business on June 9, 2005, as the record date for determination of stockholders entitled to notice of and to vote at the special meeting and all adjournments thereof. A list of these stockholders will be open to examination by any stockholder at the meeting and for five days prior thereto during normal business hours at our registered office: 915 Lyons Avenue, Elko, Nevada 89801.

You are invited to attend the meeting in person. Even if you expect to attend, it is important that you sign, date and return the attached proxy promptly in the reply envelope provided, which requires no postage if mailed in the United States. It is important that your shares be represented at the meeting to assure the presence of a quorum. If you sign and send in a proxy, you may revoke it by executing a new proxy with a later date, by written notice of revocation to the secretary of the company at any time before it is voted, or by attendance at the meeting and voting in person.

If you have any questions about the proposals or voting your shares, please call the Secretary of the Company at (800) 327-3456.

Sincerely,

RONALD WILEN

Chairman of the Board

UNITED ENERGY CORP.
600 Meadowlands Parkway, #20
Secaucus, New Jersey 07094

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on __________, 2005

To the Stockholders of United Energy Corp.:

A special meeting of the stockholders of United Energy Corp. will be held at the offices of Greenbaum, Rowe, Smith & Davis LLP located at 99 Wood Avenue South, Woodbridge, New Jersey 08830, on ________________, 2005 at 10:00 a.m., EST, to act on the following matters, which are more fully described in the accompanying Proxy Statement:

1.	To approve an amendment to our articles of incorporation to authorize the issuance of preferred stock.

2.	To authorize the transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

The board of directors has fixed the close of business on June 9, 2005, as the record date for determination of the stockholders entitled to notice of, and to vote at, the meeting. Accordingly, only holders of record of our common stock at the close of business on that date will be entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. A complete list of the stockholders entitled to vote at the special meeting will be open to the examination of stockholders for any purpose germane to the special meeting at the meeting and during ordinary business hours for a period of 5 days prior to the special meeting at our registered office, located at 915 Lyons Avenue, Elko, Nevada 89801.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. YOUR PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO THE VOTE AT THE SPECIAL MEETING BY FOLLOWING THE PROCEDURES SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

By Order of the Board of Directors

Secaucus, New Jersey	RONALD WILEN
________, 2005	Chairman of the Board

UNITED ENERGY CORP.
600 Meadowlands Parkway #20
Secaucus, New Jersey 07094

Proxy Statement
First sent to shareholders on July        , 2005

ABOUT THE SOLICITATION

This Proxy Statement is furnished in connection with our solicitation of proxies to be voted at a special meeting of the stockholders.

You must complete and return the enclosed proxy in order to vote for or against the proposals. Our board of directors recommends a vote “for” the proposals.

Whether or not you are able to attend the special meeting, your vote by proxy is very important. Stockholders are encouraged to mark, sign and date the enclosed proxy and mail it promptly in the enclosed return envelope.

Proxies are being solicited by and on behalf of our board of directors. We will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. In addition to solicitation by use of the mails, proxies may be solicited by our directors, officers and employees personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of our common stock held of record by such persons, and we may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

In this Proxy Statement, we use the terms “United Energy,” “we,” “us” and “our” to refer to United Energy Corp., a Nevada corporation.

Record Date; Stockholders Entitled to Vote

The record date for purposes of determining which stockholders are eligible to vote at the special meeting is June 9, 2005. On the record date there were 23,652,517 shares of our common stock outstanding, and there were 450 shareholders of record. We believe that there are approximately [NUMBER] beneficial owners of our common stock.

Date, Time and Place of Special Meeting

The special meeting will be held on _____________, 2005 at 10:00 a.m. Eastern Standard Time, at the offices of Greenbaum, Rowe, Smith & Davis LLP, located at 99 Wood Avenue South, Woodbridge, New Jersey 08830.

Purpose of Special Meeting

The purpose of the special meeting is to consider and vote on a proposal to amend our articles of incorporation to authorize the issuance of preferred stock. This amendment is sought in connection with the securities purchase agreement we entered into on March 18, 2005 with two private unaffiliated investors, Joseph J. Grano, Jr., and Sherleigh Associates, Inc. Profit Sharing Plan. The terms of the purchase agreement are more fully described on our report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2005, which should be read in conjunction herewith.

Quorum; Voting Rights; Effect of Abstentions and Non-Votes

The presence of the holders of a majority of our outstanding shares of common stock entitled to vote at the special meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions are counted as present and entitled to vote for purposes of determining a quorum.

The affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required to approve the amendment to our articles of incorporation. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal, but are counted in determining the number of shares present or represented at the meeting.

If your broker holds your shares in its name, the broker is permitted to vote your shares at the meeting, even if it does not receive voting instructions from you. However, if you wish to provide instructions to your broker, please follow the procedures set forth by your broker.

Revocation of Proxies

A stockholder who has executed and returned a proxy may revoke it at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company, or by attending the special meeting and voting in person.

Persons Making this Solicitation

This solicitation is made by the Company. We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees, in person or by telephone, electronic transmission and facsimile transmission.

Accountants

Representatives of Imowitz, Koenig & Co., LLP, our principal accountants for the current year and for the most recently completed fiscal year are expected to be present at the special meeting and will have the opportunity to make a statement if they so desire. In addition, the representatives will be available to respond to appropriate questions.

Stockholder Account Maintenance

Our transfer agent is Interstate Transfer Co., 6084 South 900 East, Suite 101, Salt Lake City, Utah 84121. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common stock and similar issues can be handled by calling (801) 281-9746.

No Dissenters’ Rights

Stockholders have no statutory appraisal or dissenters’ rights with respect to the amendment to our articles of incorporation or our undertaking of any of the transactions described in this Proxy Statement.

Questions and Requests for Assistance

Questions and requests for assistance or for additional copies of this Proxy Statement may be directed to the President of the Company at (800) 327-3456.

Delivery of Documents to Stockholders Sharing an Address

Only one Proxy Statement may be delivered to two or more stockholders who share an address, unless we have previously received contrary instructions from those stockholders. If you share an address with another stockholder and would like to obtain an additional copy (which we will promptly send to you at no cost), would like to request that in the future you always receive multiple copies, or if you currently receive multiple copies and would like to request that you only receive one copy per address, please call or write to our Corporate Secretary as follows: (800) 327-3456, United Energy Corp., 600 Meadowlands Pkwy, #20, Secaucus, NJ 07094.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 100 million shares of common stock, par value $0.01 per share. As of June 9, 2005, there were 23,652,517 shares of common stock issued and outstanding.

Common Stock

Each share of common stock has one vote on all matters presented to the stockholders, except that at elections of directors each stockholder is entitled to as many votes as equals the number of shares of his or her stock multiplied by the number of directors to be elected. In director elections, a stockholder may cast all such votes for a single director or distribute his or her votes among the director nominees as he or she sees fit.

The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision for claims against us. Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

PROPOSAL

APPROVAL OF AMENDMENT

TO OUR

ARTICLES OF INCORPORATION

On March 16, 2005, our board of directors unanimously adopted a resolution declaring, among other things, it advisable to amend our articles of incorporation to authorize the issuance of preferred stock. Under Nevada law, our stockholders must approve the proposed amendment to Article Fourth of our articles of incorporation. The proposed amendment permits the issuance of up to 100,000 shares of preferred stock in one or more series, each with such rights, preferences and privileges (including dividends or interest rate, conversion prices, voting rights, redemption price and maturity date) as may be established from time to time by our Board of Directors without any further action or authorization by our stockholders.

If approved, the amendment to our articles of incorporation will become effective at the close of business on the date the amendment is accepted for filing by the Secretary of State of the State of

Nevada, which is expected to occur shortly after the approval of this proposal.

The certificate of amendment to our articles of incorporation is attached to this Proxy Statement as Appendix A. The statements made in this Proxy Statement with respect to the amendment should be read in conjunction with and are qualified in their entirety by reference to, Appendix A.

Transaction Description

On March 18, 2005, we entered into a securities purchase agreement with two private unaffiliated investors, Joseph J. Grano, Jr., and Sherleigh Associates, Inc. Profit Sharing Plan, with respect to the sale of shares of our common stock and warrants and certain rights to acquire preferred stock of the Company. The agreement provides for two types of units, designated as Series A and Series B, and for several closings.

The Series A Units each consist of 100,000 shares of our common stock and a Series A Warrant to purchase 50,000 shares of our common stock at $1.00 per share, subject to adjustment. The purchase price for each Series A Unit is $80,000.00. The securities purchase agreement provides for the sale of up to 20 Series A Units. The Series B Units, however, each consist of 10 shares of a new class of preferred stock that will be convertible into 80,000 shares of our common stock in the aggregate, subject to adjustment, and a Series B Warrant to purchase 40,000 shares of our common stock at $1.50 per share. The purchase price for each Series B Unit is $80,000. The securities purchase agreement provides for the sale of up to 42 Series B Units.

Our articles of incorporation do not currently authorize the issuance of preferred stock. Therefore, we are seeking your approval to amend our articles of incorporation to provide such authorization. If we fail to obtain stockholder approval with 75 days after March 18, 2005, then the exercise price of the Series A Warrants will be reduced by $0.01 for each day of delay, but not below $0.05 per share.

An initial closing for 8 Series A Units was held on March 18, 2005, at which we issued 800,000 shares of common stock and Series A Warrants to purchase 400,000 shares of common stock for an aggregate purchase price of $640,000. The proceeds of this sale will be used for working capital and for general corporate purposes as will the proceeds of any future sales of Units.

Subsequent closings under the securities purchase agreement are contingent upon our receipt of purchase orders from our customers, at the rate of one Unit for each $100,000 of such orders. The 12 remaining Series A Units are to be purchased first, followed by the Series B Units. The obligation of the investors to purchase units expires on March 17, 2006.

Effect of Amendment

In addition to allowing the successful consummation of the transactions contemplated by the securities purchase agreement described above, the approval of this amendment to our articles of incorporation will provide us with the flexibility to issue preferred stock for a variety of purposes without further action by the holders of our common stock, unless required by law. These purposes could include, among other things, the sale of stock to obtain additional funding, the purchase of property, the acquisition of or merger with or into other companies and for other bona fide corporate purposes.

We have not offered the preferred stock authorized by the Certificate of Amendment to the public and do not anticipate doing so in the future. Therefore, your ownership interest could be diluted by the issuance of additional shares of preferred stock, convertible into common stock. In addition, the preferred shares authorized in connection with the securities purchase agreement have rights and preferences in liquidation superior to yours. Therefore, preferred stockholders will receive a return on and of their investment in our preferred stock prior to your receipt of any return at all on your common stock.

The text of the proposed amendment to our articles of incorporation is attached to this Proxy Statement as Appendix A. The statements made in this Proxy Statement with respect to the proposed amendment should be read in conjunction with, and are qualified in this entirety by reference to, Appendix A.

The affirmative vote of holders of at least a majority of the shares of our common stock represented at the special meeting, provided a quorum is present, is required to approve this proposal. An abstention or a failure to vote on this proposal is not an affirmative vote and therefore will have the same effect as a negative vote on this proposal at the meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO OUR ARTICLES OF INCORPORATION AUTHORIZING THE ISSUANCE OF PREFERRED STOCK.

DESCRIPTION OF PREFERRED STOCK

The preferred stock that is a component of the Series B Units offered to the private investors pursuant to the securities purchase agreement has been designated our “Series A Convertible Preferred Stock.” The certificate of designation of the Series A Convertible Preferred Stock is attached to this Proxy Statement as Appendix B. Other than the 420 shares to be designated as Series A Convertible Preferred Stock, our Board has no current plans to authorize additional series of preferred stock or to issue any such shares. The statements in this Proxy Statement with respect to the Series A preferred stock should be read in conjunction with, and are qualified in their entirety by reference to, Appendix B.

Dividend Rights

The Series A Convertible Preferred Stock, par value $0.01 per share, entitles holders to receive dividends at a rate of 6.0% of the stated value ($8,000.00) annually, payable twice yearly, on June 30 and December 30. Dividends on the preferred stock are cumulative and accrue daily from the date of issuance. Accrued but unpaid dividends accrue additional dividends, compounded annually, at the rate of 6.0% per annum.

Terms of Conversion

The preferred shares are convertible, in whole or in part, into fully paid and non assessable shares of our common stock, subject to certain limitations, at any time or times following issuance thereof. The number of shares of common stock issuable upon conversion of each preferred share is determined by dividing the conversion amount, which equals the stated value, by the conversion price, which equals $1.00 (subject to adjustment). Generally, in the event that we issue common stock (or are deemed to have issued common stock) for a per share price less than the conversion price, the conversion price is adjusted downward to an amount equal to such lower price. In addition, the conversion price is adjusted for any subdivision of our common stock whether by stock split, stock dividend, recapitalization or otherwise. In the event that we issue or sell options or convertible securities that are convertible into or exchangeable or exercisable for our common stock at a variable price, the holders of the preferred stock have the right, but not the obligation, to substitute the variable price for the conversion price upon conversion of preferred stock.

Purchase Rights

If we, at any time, grant or sell any options, convertible securities or rights to purchase stock, warrants or securities to the holders of our common stock, then the holders of our preferred shares will be entitled to acquire, on the same terms and conditions, the amount of stock, warrants or securities that the preferred stockholder would have acquired had the preferred stockholder converted his or her preferred stock into common stock.

Liquidation Preference

In the event of a voluntary or an involuntary liquidation, dissolution or winding up of the Company, the preferred stockholders are entitled to receive, in cash from the assets of the Company, an amount equal to the sum of the stated value plus any accrued but unpaid dividends. Such payments will be paid to the preferred stockholders prior to the payment of any amounts to the common stockholders or to any other class of stockholders who are junior to the preferred stockholders.

Voting Rights

Preferred stockholders have no voting rights, except as required by law, and except as specifically provided in the certificate of designations.

Participation

The preferred stockholders are entitled to participate in any distributions or dividends that are paid to common stockholders to the same extent as if the preferred stockholder had converted his or her preferred stock into common stock.

Redemption

We cannot redeem any preferred stock without the prior written consent of the holders of two-thirds or more of the outstanding preferred stock until all of the preferred stock has been converted into common stock and all accrued dividends have been paid.

Reorganization, Reclassification, Consolidation, Merger or Sale

Prior to the consummation of any sale of all or substantially all of our assets, any recapitalization, reorganization, reclassification, consolidation, merger, or other transaction that entitles our common stockholders to receive securities or assets in exchange for his or her common stock, we are required to secure from the purchaser a written agreement (reasonably satisfactory to the holders of at least two-thirds of the outstanding preferred stock), for the exchange of the outstanding preferred stock for securities of the purchaser of a type that is substantially similar in form and substance to our preferred stock.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Information

The following table sets forth information regarding the number of shares of our common stock beneficially owned on June 9, 2005, by each of our directors, each of our executive officers, all of our executive officers and directors as a group, and by any person or “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known to us to own beneficially more than 5% of the outstanding shares of our common stock. Except as otherwise set forth below, the address of each of the persons listed below is c/o United Energy Corp., 600 Meadowlands Parkway, #20, Secaucus, New Jersey 07094.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Ronald Wilen	4,087,000(2)	17.2%
Brian King	500,000(3)	2.1%
James McKeever, CPA	3,000	*
Louis Bernstein	--	*
Andrea Pampanini	52,500(4)	*
Martin Rappaport	3,020,100(5)	12.5%
Sanford M. Kimmel(6)	--	*
All current executive officers and directors as a group (5 persons)	7,652,600	30.8%
UNRG Investments LLC 3960 Howard Hughes Parkway, 5th Floor Las Vegas, NV 89109	1,500,000(7)	6.3%
LSR Capital UNRG, LLC 50 Charles Lindbergh Blvd., Suite 500 Uniondale, NY 11553	1,500,000(7)	6.3%

Robert L. Seaman 515 Madison Ave. New York, NY 10022	1,866,359(8)	7.9%
Laurus Master Fund, Ltd. c/o Ironshore Corporate Services Ltd. P.O. Box 1234 G.T. Queensgate House, South Church Street Grand Cayman, Cayman Islands	1,742,200(9)	7.3%
Joseph J. Grano, Jr. 375 Park Avenue, Suite 2008 New York, NY 10152	2,466,667(10)	10.1%

________________

* Less than 1% of outstanding shares.

(1)

Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned. All share amounts reflect beneficial ownership determined pursuant to Rule 13d-3 under the Exchange Act. All information with respect to beneficial ownership has been furnished by the respective director, executive officer or stockholder, as the case may be.

(2)

Includes (i) stock options to purchase 400,000 shares at an exercise price of $1.11 per share, and (ii) stock options to purchase 100,000 shares at an exercise price of $1.80 per share, which are currently exercisable.

(3)

Represents stock options to purchase 1,250,000 shares at an exercise price of $1.00 per share. Of the 1,250,000 shares covered by the stock options, 500,000 shares are currently exercisable and 750,000 shares shall vest and become exercisable on September 7, 2005.

(4)	Includes stock options to purchase 10,000 shares at an exercise price of $.70 per share and 10,000 shares at an exercise price of $1.80 per share, which are currently exercisable.
(5)

Includes (i) stock options to purchase 10,000 shares at an exercise price of $.70 per share and 10,000 shares at an exercise price of $1.80 per share, which are currently exercisable, but are subject to reduction, on a proportional basis, if Mr. Rappaport voluntarily resigns as a director prior to November 2004; and (ii) stock options to purchase 50,000 shares at an exercise price of $1.11 per share and warrants to purchase 750,000 shares of common stock at an exercise price of $2.00 per share, which are currently exercisable.

(6)	Mr. Kimmel resigned as our Chief Financial Officer in December 2003.
(7)	Includes 1,000,000 shares of common stock and warrants to purchase 500,000 shares of common stock.
(8)

Includes (i) 1,366,359 shares held by Mr. Seaman; (ii) 100,000 shares held by the law firm Seaman & Wehle, of which Mr. Seaman is a member; and (iii) options to purchase 400,000 shares at an exercise price of $1.11 per share, all of which are currently exercisable.

(9)

Represents 1,142,200 shares that may be acquired immediately upon conversion of an outstanding secured convertible term note at a conversion price of $0.80 per share and 600,000 shares that may be purchased immediately upon exercise of an outstanding common stock purchase warrant at an average exercise price of $1.50 per share. The convertible note and warrant contain provisions that restrict Laurus from beneficially owning in excess of 4.9% of our outstanding shares of common stock. Laurus Capital Management, LLC, a Delaware limited liability company, may be deemed a control person of the shares owned by Laurus Master Fund, Ltd. David Grin and Eugene Grin are the principals of Laurus Capital Management, LLC. The address for Messrs. Grin is 825 Third Avenue, 14th Floor, New York, New York 10022.

(10)	Includes 1,266,667 shares of common stock, warrants to purchase 500,000 shares of common stock and warrants to acquire 700,000 shares of common stock.

Compliance with Section 16(a) of the Exchange Act

The Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. To our knowledge, all filing requirements by our officers and directors were complied with during the current fiscal year.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this Proxy Statement beginning on page F-1.

Overview

We are primarily a specialty chemicals company because of our determination in fiscal 1998 to close our printing equipment division and focus on our KH-30 oil well cleaner and related products. However, a significant portion of our revenues has been related to the printing and the graphic arts industry. We believe that in the future our chemical sales will increase and that our reliance on the graphic arts segment of the company will decrease. During the past two fiscal years, we have derived additional revenues by acting as a graphic arts products distributor.

We do devote almost all of our time and effort into selling, promoting and developing our chemical products and we are continuing to increase our marketing efforts to develop new products as extensions of our original KH-30 product. We do believe that in the future our sales will increase. We also believe that our reliance on the graphic arts segment of the company will decrease.

On March 18, 2005, we closed on the sale of eight Series A Units, which included 800,000 shares of Common Stock and Series A Warrants to purchase 400,000 shares for an aggregate purchase price of $640,000.

Critical Accounting Policies and Estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.

On an ongoing basis, we evaluate our estimates, including those related to product returns, bad debts, inventories, intangible assets, long-lived assets and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

Our primary source of revenue is from sales of our products. We recognize revenue upon shipment and transfer of title.

Allowance for Doubtful Accounts

We monitor our accounts and note receivable balances on a monthly basis to ensure they are collectible. On a quarterly basis, we use our historical experience to determine our accounts receivable reserve. Our allowance for doubtful accounts is an estimate based on specifically identified accounts, as well as general reserves. We evaluate specific accounts where we have information that the customer may be unable to meet its financial obligations. In these cases, management uses its judgment, based upon the best available facts and circumstances, and records a specific reserve for that customer against amounts due to reduce the receivable to the amount that is expected to be collected. These specific reserves are re-evaluated and adjusted as additional information is received that impacts the amount reserved. We also establish a general reserve for all customers based upon a range of percentages applied to aging categories. These percentages are based on historical collection and write-off experience. If circumstances change, our estimate of the recoverability of amounts due to us could be reduced or increased by a significant amount. A change in estimated recoverability would be accounted for in the period in which the facts that give rise to the change become known.

Results of Operations

Comparison of Fiscal Year Ended March 31, 2005 to Fiscal Year Ended March 31, 2004.

Sales. Sales increased to $1,850,954 for the year ended March 31, 2005 from $972,051 for the year ended March 31, 2004. The $878,903 or 90%, increase in sales was due to higher sales of Specialty Chemicals and Uniproof proofing paper. Sales for our specialty chemical products including KH-30 and KX-91, and our Green Globe / Qualchem product line increased by 168%. The increase was primarily related to a 199% increase in sales of our KH-30 family of oil field dispersant products reflecting a higher level of orders. This was partially offset by a 61% decline in the level of U.S. Military sales during the year. We believe that last fiscal year the U.S. Government stocked up on orders and then cut its orders during the 2005 fiscal year due to other military priorities. Our three largest customers accounted for 72% of revenues for the year ended March 31, 2005 compared with 56% for the comparable period in 2004. Uniproof proofing paper sales increased by 14% due to higher level of orders from our primary customer.

Cost of Goods Sold. Cost of goods sold increased to $759,064 or 41% of sales, for the year ended March 31, 2005 from $516,647, or 53% of sales, for the year ended March 31, 2004. The increase in cost of goods sold was due to the increased sales of KH-30 products compared to the prior year and an increase in the volume of Uniproof proofing paper sales compared to the prior fiscal year.

Selling, General and Administrative Expenses. General and administrative expenses decreased to $2,581,033 or 139% of sales, for the year ended March 31, 2005 from $2,674,968, or 275% of sales, for the year ended March 31, 2004. The slight decrease in selling, general and administrative expenses are primarily related to lower salaries and benefits due to the departure of certain executives, lower travel and entertainment expenses, bad debts, laboratory expenses and insurance partially offset by an increase in professional fees.

Oil Well Operating and Maintenance Cost – Net. In April 2004, we sold the oil well leases located in Laramie County, Wyoming, for $15,000 and a 4.5% royalty on all future oil sales from these wells. The Company recognized no gain or loss on the sale of the oil well leases.

Impairment Loss. During the year ended March 31, 2005, we tested our goodwill by estimating its fair value using a discounted cash flow analysis. As a result, we recorded a goodwill impairment charge of $2,010 related to the Green Globe segment. During the year ended March 31, 2004, we recorded a $51,310 impairment charge related to the Green Globe segment. We also recorded a $70,467 impairment loss related to the oil leases held by United Energy Oil Corp.

Depreciation, Amortization and Depletion. Depreciation, amortization and depletion decreased to $84,401 for the year ended March 31, 2005 from $127,177 for the year ended March 31, 2004 reflecting additions to fixed assets and capitalized legal costs related to patent filings, offset by the sale of the oil leases. Depletion expenses were not material.

Interest Expense. Interest expense increased to $287,118 for the year ended March 31, 2005 compared with $6,683 for the year ended March 31, 2004. The increase was due to interest on the $1,750,000 convertible term note issued March 2004.

Net Loss. For the year ended March 31, 2005, we incurred a net loss of $1,854,876, or $0.08 per share, as compared to a net loss of $2,569,098 for the year ended March 31, 2004, or $0.12 per share. The average number of shares of common stock used in calculating earnings per share increased to 22,365,901 from 22,180,270 shares.

Liquidity and Capital Resources

Since 1995, operations have been financed primarily through loans, equity contributions from directors and executive officers and from third parties supplemented by funds generated by our business. As of March 31, 2005, we had $365,610 in cash and cash equivalents.

Net Cash Used in Operating Activities. During the fiscal year ended March 31, 2005, net cash used in operating activities was $1,887,981 compared with $1,913,167 for the fiscal year ended March 31, 2004.

Net Cash Used in Investing Activities. During the fiscal year ended March 31, 2005, net cash used in investing activities decreased to $24,701 compared with $280,000 for the year ended March 31, 2004. The decrease was primarily a result of a reduced level of expenditures for the purchase of fixed assets to support operations and capitalized legal fees required to file patent applications for our KH-30, KX-91 and S2 system, as well as $15,000 in proceeds from the sale of the oil wells.

Net Cash Provided by Financing Activities. Net cash generated from financing activities decreased to $760,267 resulting from $626,667 of proceeds from our private placement in March 2005, as discussed below and a loan from the Chairman of the Board of $133,600. This compares to cash provided from financing activities of $1,590,250 for the year ended March 31, 2004 resulting from the net proceeds from sale of a secured convertible term note on March 24, 2004 in the amount of $1,750,000, which was partially offset by $159,750 of financing costs.

On March 18, 2005, we entered into a securities purchase agreement with two private investors with the respect to the sale of shares of our common stock and warrants. The agreement provides for two types of units, designated as Series A and Series B.

The Series A Units each consist of 100,000 shares of our common stock and a Series A Warrant to purchase 50,000 shares of our common stock at $1.00 per share, subject to adjustment. The Series A Warrants expire five (5) years from the date they are issued. The purchase price for each Series A Unit is $80,000. The securities purchase agreement provides for the sale of up to twenty (20) Series A Units.

On March 18, 2005, the contract date, the company issued 8 Series A Units or 800,000 shares of its common stock for a purchase price of $640,000.

The Series B Units each consist of ten (10) shares of a new class of preferred stock that will be converted into 80,000 shares of our common stock in the aggregate, subject to adjustment, and a Series B Warrant to purchase 40,000 shares of our stock at $1.50 per share. The Series B Warrants expire five (5) years from the date they are issued. The purchase price for each Series B Unit is $80,000. The securities purchase agreement provides for the sale of up to forty-two (42) Series B Units.

During the past two fiscal years ended March 31, 2005 and 2004, we have recorded aggregate losses from operations of $4,423,974 and have incurred total negative cash flows from operations of $3,801,148 for the same two-year period. The report of the independent registered public accounting firm with respect to our financial statements included in this Proxy Statement includes a “going concern” qualification, indicating that our recurring losses and negative cash flows from operations raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Our continued existence is dependent upon several factors, including increased sales volumes, collection of existing receivables and the ability to achieve profitability from the sale of our product lines. In order to increase our cash flow, we are continuing our efforts to stimulate sales and cut back expenses not directly supporting our sales and marketing efforts.

Contractual Obligations

Below is a table that presents our contractual obligations and commitments at March 31, 2005:

Contractual Obligation	Total	Less than 1 Year	1-3 Years	4-5 Years	After 5 Years
Convertible Note	$1,600,000	$583,330	$1,016,670	$—	$—
Operating leases	305,432	137,028	165,922	2,482	—

Total contractual
Cash obligations	$1,905,432	$720,358	$1,182,592	$2,482	$—

Reporting by Segments

We are primarily a specialty chemicals company because of our determination in fiscal 1998 to close our printing equipment division and focus on our KH-30 oil well cleaner and related products. However, a significant portion of our revenues has been related to the printing and the graphic arts industry. We believe that in the future our chemical sales will increase and that our reliance on the graphic arts segment of the company will decrease. During the past two fiscal years, we have derived additional revenues by acting as a graphic arts products distributor.

We do devote almost all of our time and effort into selling, promoting and developing our chemical products and we are continuing to increase our marketing efforts to develop new products as extensions of our original KH-30 product. We do believe that in the future our sales will increase. We also believe that our reliance on the graphic arts segment of the company will decrease.

The following table shows the proportion of total revenues by segment in each of the last two fiscal years:

Fiscal Year	Graphic Arts	Specialty Chemicals
2004	$486,075	$485,976
2005	$549,462	$1,301,492

Off-Balance Sheet Arrangements

We do not currently have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

We do not believe that inflation in the cost of our raw materials has had in the past or will have in the future any significant negative impact on our operations.

Recently Issued Accounting Standards

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (Revised 2004), “Share-Based Payment” (“SFAS No. 123R”). This revised accounting standard eliminates the ability to account for share-based compensation transactions using the intrinsic value method in accordance with APB Opinion No. 25 and requires instead that such transactions be accounted for using a fair-value-based method. SFAS No. 123R requires public entities to record noncash compensation expense related to payment for employee services by an equity award, such as stock options, in their financial statements over the requisite service period. SFAS No. 123R is effective as of the beginning of the first interim or annual period that begins after December 15, 2005 for small business issuers. The Company does not plan to adopt SFAS No. 123R prior to its fourth-quarter of fiscal 2006. The Company expects that the adoption of SFAS No. 123R will have a negative impact on the Company’s consolidated results of operations. The Company has historically provided pro forma disclosures pursuant to SFAS No. 123 and SFAS No. 148 as if the fair value method of accounting for stock options had been applied, assuming use of the Black-Scholes option-pricing model. Although not currently anticipated, other assumptions may be utilized when SFAS No. 123R is adopted.

Quantitative and Qualitative disclosures About Market Risk

The market risk inherent in our market risk sensitive instruments and positions are the potential losses arising from adverse changes in interest rate and foreign currency exchange rates.

Interest Rates

At March 31, 2005, the Company had a loan that had a variable interest rate. The loan, which had an outstanding balance of $1,600,000 at March 31, 2005, was obtained in March 2004 and has a three-year term. The loan accrues interest at the greater of the prime rate of interest (as published in the Wall Street Journal) or 4% per annum. A one-percentage point increase in the prime rate of interest affecting our term loan would increase our net loss by $16,000 over the next fiscal year.

Foreign Currency Exchange Rates

Although our business is international in scope, to date our product sales have been all U.S. dollar-denominated. As we expand, we may be affected by exchange rate fluctuations in foreign currencies relative to the U.S. dollar. We do not currently use derivative financial instruments to hedge our exposure to changes in foreign currency exchange rates.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements. These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, many of which are beyond our control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, risks related to the large amount of our outstanding term loan; history of net losses and accumulated deficits; reliance on third parties to market, sell and distribute our products; future capital requirements; competition and technical advances; dependence on the oil services market for pipe and well cleaners; ability to protect our patents and proprietary rights; reliance on a small number of customers for a significant percentage of our revenues; and other risks. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Proxy Statement will in fact occur.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The response is submitted as a separate section of this Proxy Statement beginning on page F-1.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

INCORPORATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” in this Proxy Statement other information that we file with it, which means that we can disclose important information to you by referring to those documents. This Proxy Statement incorporates important business and financial information about us that is not included in or delivered with this Proxy Statement. The information we file later with the Securities and Exchange Commission will automatically update and supersede this Proxy Statement. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

1.	Our Annual Report on Form 10-KSB for the year ended March 31, 2005.

2.	Our Quarterly Report on Form 10-QSB for the quarter ended December 31, 2004.

3.	Our Current Report on Form 8-K dated March 23, 2005.

We have filed each of these documents with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information that we file at the Securities and Exchange Commission’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial document retrieval services and on the Internet website maintained by the Securities and Exchange Commission at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Secretary
United Energy Corp.
600 Meadowlands Parkway, #20
Secaucus, New Jersey 07094
(800) 327-3456

You should rely only on the information incorporated by reference or provided in this Proxy Statement. We have not authorized anyone else to provide you with different information.

OTHER MATTERS

Our board of directors knows of no other matters to be presented for stockholder action at the special meeting. However, if other matters do properly come before the special meeting or any adjournments or postponements thereof, the board of directors intends that the persons named in the proxy card will vote upon such matters in accordance with their best judgment.

By Order of the Board of Directors

RONALD WILEN

Chairman of the Board

Secaucus, New Jersey

______, 2005

IMPORTANT

TO ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE SPECIAL MEETING, WE URGE YOU TO PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

UNITED ENERGY CORP. AND SUBSIDIARIES

INDEX OF FINANCIAL STATEMENTS AND SCHEDULES

The following financial statements of United Energy Corp. and its subsidiaries required to be included in Item 13 of the Schedule 14A Proxy Statement are listed below:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of United Energy Corporation:

We have audited the accompanying consolidated balance sheets of United Energy Corporation (a Nevada corporation) and subsidiaries as of March 31, 2005 and March 31, 2004 and the related consolidated statements of income, cash flows and stockholders' equity for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Energy Corporation and subsidiaries as of March 31, 2005 and March 31, 2004 and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring losses and negative cash flows from operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ IMOWITZ, KOENIG & CO., LLP

New York, New York

June 1, 2005

UNITED ENERGY CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2005 AND 2004

	March 31, 2005	March 31, 2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$365,610	$1,518,025
Accounts receivable, net of allowance for doubtful
accounts of $22,192 and $45,736 respectively	783,004	393,941
Inventory, net of allowance of $16,290 and
$16,290, respectively	135,960	176,487
Note receivable, net of reserve of $31,350 and
$31,350, respectively	28,650	63,650
Prepaid expenses and other current assets	120,574	80,296

Total current assets	1,433,798	2,232,399

PROPERTY AND EQUIPMENT, net	165,587	243,313

OTHER ASSETS:
Goodwill, net	15,499	17,509
Patents, net of accumulated amortization of
$92,486 and $67,032, respectively	295,603	309,424

Loans receivable	137	1,538
Deposits	1,385	76,385
Deferred financing costs, net of accumulated
amortization of $104,303 and $2,000, respectively	206,590	310,893

Total assets	$2,118,599	$3,191,461

The accompanying notes are an integral part of these consolidated statements.

UNITED ENERGY CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2005 AND 2004

	March 31, 2005	March 31, 2004

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$258,940	$276,115
Accrued expenses	96,106	379,098
Convertible term note payable	583,330	349,998
Due to related parties	377,741	244,141

Total current liabilities	1,316,117	1,249,352

LONG TERM LIABILITIES:
Convertible term note payable	672,268	1,120,133

Total liabilities	1,988,385	2,369,485

STOCKHOLDERS' EQUITY:
Common stock: $0.01 par value 100,000,000 shares
authorized; 23,255,267 and 22,180,270 shares	232,552	221,802
issued and outstanding as of March 31, 2005
and March 31, 2004
Additional paid-in capital	12,308,963	11,143,266
Stock subscription receivable
	(13,333)	—
Accumulated deficit	(12,397,968)	(10,543,092)

Total stockholders' equity	130,214	821,976

Total liabilities and stockholders' equity	$2,118,599	$3,191,461

The accompanying notes are an integral part of these consolidated statements.

UNITED ENERGY CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED MARCH 31, 2005 AND 2004

	2005	2004

REVENUES, net	$1,850,954	$972,051

COST OF GOODS SOLD	759,064	516,647

Gross profit	1,091,890	455,404

OPERATING EXPENSES:
Selling, general and administrative	2,581,033	2,674,968
Oil well operating and maintenance cost-net	—	102,662
Impairment loss	2,010	121,777
Depreciation, amortization and depletion	84,401	127,177

Total operating expenses	2,667,444	3,026,584

Loss from operations	(1,575,554)	(2,571,180)

OTHER INCOME (EXPENSE), net:
Interest income	7,796	8,765
Interest expense	(287,118)	(6,683)

Total other (expense) income, net	(279,322)	2,082

Net loss	$(1,854,876)	$(2,569,098)

BASIC AND DILUTED LOSS PER SHARE:
Total basic and diluted loss per share	$(0.08)	$(0.12)

WEIGHTED AVERAGE NUMBER OF SHARES,
OUTSTANDING, basic and diluted	22,365,901	22,180,270

The accompanying notes are an integral part of these consolidated statements.

UNITED ENERGY CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED MARCH 31, 2005 AND 2004

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Stock Subscription Receivable	Total
	Shares	Amount
BALANCE, April 1, 2003	22,180,270	221,802	10,698,752	(7,973,994)	—	2,946,560
Options granted in consideration
for services	—	—	9,700	—	—	9,700
Warrants granted in consideration
for convertible term note	—	—	281,670	—	—	281,670
Warrants granted in consideration
for finance services	—	—	153,144	—	—	153,144
Net loss	—	—	—	(2,569,098)	—	(2,569,098)

BALANCE, March 31, 2004	22,180,270	221,802	11,143,266	(10,543,092)	—	821,976
Warrants granted in lieu of
accrued expenses	—	—	75,000	—	—	75,000
Common stock issued in
consideration for services	112,500	1,125	84,375	—	—	85,500
Warrants granted in consideration
for services	—	—	48,240	—	—	48,240
Common stock issued in
conversion of note payable	150,000	1,500	148,500	—	—	150,000
Common stock issued in
consideration for interest
expense	12,497	125	12,372	—	—	12,497
Warrants granted in consideration
for convertible term note	—	—	165,210	—	—	165,210
Common stock issued for
private placement	800,000	8,000	632,000	—	(13,333)	626,667
Net loss	—	—	—	(1,854,876)	—	(1,854,876)

BALANCE, March 31, 2005	23,255,267	232,552	12,308,963	(12,397,968)	(13,333)	130,214

The accompanying notes are an integral part of these consolidated statements.

UNITED ENERGY CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,854,876)	$(2,569,098)
Adjustments to reconcile net loss to net cash used in
operating activities
Depreciation, amortization and depletion	322,630	159,241
Impairment loss	2,010	121,777

Stock granted in consideration for services	85,500	—

Warrants granted in consideration for services	48,240	—

Stock granted in consideration for interest expense	12,497	—

Options granted in consideration for services	—	9,700
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable, net	(389,063)	102,774
Decrease in inventory	40,527	34,857
Decrease in note receivable	35,000	85,384
(Increase) decrease in prepaid expenses	(40,279)	24,231
Decrease (increase) in deposits	75,000	(45,000)
(Decrease) increase in accounts payable and accrued
expenses	(225,167)	162,967

Net cash used in operating activities	(1,887,981)	(1,913,167)

CASH FLOWS FROM INVESTING ACTIVITIES:
Receipts from loans receivable-net	1,401	538

Proceeds from sale of fixed asset	15,000	—
Payments for acquisition of property and equipment-net	(29,469)	(177,843)
Payments for patent	(11,633)	(102,695)

Net cash used in investing activities	(24,701)	(280,000)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from convertible term note	—	1,750,000
Proceeds from related party payable	133,600

Payments of finance costs	—	(159,750)

Proceeds from issuance of common stock	626,667	—

Net cash provided by financing activities	760,267	1,590,250

Net decrease in cash and cash equivalents	(1,152,415)	(602,917)
CASH AND CASH EQUIVALENTS, beginning of period	1,518,025	2,120,942

CASH AND CASH EQUIVALENTS, end of period	$365,610	$1,518,025

The accompanying notes are an integral part of these consolidated statements.

UNITED ENERGY CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2005 AND 2004

	2005	2004
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:

Cash paid during the period
Interest	$92,885	$2,882
Income taxes	$1,520	$2,154

Discount on convertible term loan	$165,210	$281,670
Debt financing costs	$—	$153,143
Conversion of note payable into common stock	$150,000	$—
Conversion of accrued expenses due to a former
employee into warrants	$75,000	$—

The accompanying notes are an integral part of these consolidated statements.

UNITED ENERGY CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2005 AND 2004

1.	DESCRIPTION OF BUSINESS AND BUSINESS PLAN

United Energy Corp. (“United Energy” or the "Company") considers its primary business focus to be the development, manufacture and sale of environmentally friendly specialty K-Product Line of Chemicals.

Green Globe is operated as a separate subsidiary of United Energy and sells its products under the tradename Qualchem™. Green Globe gives United Energy access to the chemistry and product lines of Green Globe which include environmentally friendly paint strippers and cleaners, many of which have been qualified for use by the U.S. Military. Green Globe developed a dual package of cleaning and drying "wipes" which produce a clear, non-reflective coating on glasses, computer screens and instrument panels. The "wipes" were developed for, and have received U.S. Military approval for, the cleaning of the instrument panels of combat aircraft.

United Energy's chemists have also developed an environmentally friendly fire-retardant agent named FR-15. FR-15 begins as a concentrate which can be mixed with varying amounts of water, depending on the anticipated use. FR-15 mixture also resists re-ignition once a fire has been extinguished. This product can also be used to reduce odors, such as those from decomposing garbage, and for soil remediation following petroleum-based contamination. The Company’s FR-15 product has been developed and successfully tested by several municipal fire departments. Underwriters Laboratories (“UL”) did not have an approved test for FR-15 as a dispersant. A reformulation of FR-15 was developed to pass the UL fire extinguisher test. The reformulated product is being resubmitted for testing and certification by Underwriters Laboratories (“UL”). United Energy expects that sales of FR-15 will commence when the product receives UL certification.

United Energy also produces a specialty chemical product called UNIPROOF®, which is a photosensitive coating that is applied to paper to produce what is known in the printing industry as proofing paper or "blue line" paper.

Slick Barrier is an underwater protective coating which prevents the adherence of barnacles to boat hulls. The product is another in the Company's line of environmental products in that it is environmentally friendly and biodegradable, which the Company believes to be particularly appealing in fresh water marine applications. The product is still being tested on pleasure boats throughout the United States and Europe. United Energy expects to begin sales of the product by the end of 2005. A patent application on this product is in process.

During the past two fiscal years ended March 31, 2005 and 2004, the Company has recorded aggregate losses from operations of $4,423,974 and has incurred total negative cash flows from operations of $3,801,148 for the same two-year period. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

United Energy's continued existence is dependent upon several factors, including increased sales volumes, collection of existing receivables and the ability to achieve profitability from the sale of its product lines. In order to increase its cash flow, the Company is continuing its efforts to stimulate sales and cut back expenses not directly supporting its sales and marketing efforts.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of United Energy Corp. and its wholly-owned subsidiary Green Globe Industries, Inc. and currently inactive subsidiary, Nor-Graphic Industries. All intercompany transactions and accounts have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in accordance with accounting principals generally accepted in the United States of America requires United Energy to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.

On an on-going basis, United Energy evaluates its estimates, including those related to bad debts, inventories, intangible assets, contingencies and litigation. United Energy bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

The Company's primary source of revenue is from the sales of its products. The Company recognizes revenue upon shipment and transfer of title.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with original maturities of three months or less.

Inventories

Inventories consist predominately of finished goods. Inventories are valued at the lower of cost (first-in, first-out method) or market.

Allowance for Doubtful Accounts

The Company monitors its accounts and note receivable balances on a monthly basis to ensure they are collectible. On a quarterly basis, the Company uses its historical experience to determine its accounts receivable reserve. The Company’s allowance for doubtful accounts is an estimate based on specifically identified accounts as well as general reserves. The Company evaluates specific accounts where it has information that the customer may have an inability to meet its financial obligations. In these cases, management uses its judgment, based upon the best available facts and circumstances, and records a specific reserve for that customer against amounts due to reduce the receivable to the amount that is expected to be collected. These specific reserves are reevaluated and adjusted as additional information is received that impacts the amount reserved. The Company also establishes a general reserve based upon a range of percentages applied to aging categories. These percentages are based on historical collection and write-off experience. If circumstances change, the Company’s estimate of the recoverability of amounts due the Company could be reduced or increased by a material amount. Such a change in estimated recoverability would be accounted for in the period in which the facts that give rise to the change become known.

Property and Equipment

Property and equipment are stated at cost. Depreciation has been calculated over the estimated useful lives of the assets ranging from 3 to 15 years. Leasehold improvements are amortized over the lives of the respective leases (15 years), which are shorter than the useful life. The cost of maintenance and repairs is expensed as incurred. Depreciation and amortization expense for the years ended March 31, 2005 and 2004 was $92,196 and $132,660, respectively.

Property and equipment consists of the following at March 31, 2005 and 2004:

	2005	2004
Furniture and fixtures	$74,379	$68,036
Machinery and equipment	288,450	366,098
Vehicles	82,139	78,986
Leasehold improvements	26,203	26,203

	471,171	539,323
Less- Impairment loss	—	(70,467)
Less- Accumulated depreciation and amortization	(305,584)	(225,543)

Property and equipment, net	$165,587	$243,313

Goodwill

The Company capitalized goodwill related to the acquisition of Green Globe in September of 1998. Goodwill represents cost in excess of fair value on the net assets acquired. Goodwill was amortized over a 15 year period using a straight line amortization method until the adoption of SFAS No. 142 “Goodwill and Other Intangible Assets,” on April 1, 2002. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives (but with no maximum life). Effective April 1, 2002, the Company adopted the provisions of SFAS No. 142, which had no material effect on its results of operations and financial position.

As required by SFAS 142, the Company completed its transitional impairment testing of intangible assets. Under SFAS 142, the goodwill impairment exists if the net book value of a reporting unit exceeds its estimated fair value. The impairment testing is performed in two steps: (i) the Company determines impairment by comparing fair value of a reporting unit with its carrying value, and (ii) if there is an impairment, the Company measures the amount of impairment, loss by comparing the implied fair value of goodwill with the carrying amount of that goodwill.

As of March 31, 2005, the Company completed its annual impairment testing of goodwill. The Company estimated the fair value of its goodwill by using discounted cash flow analysis. As a result of the impairment tests, the Company recorded a goodwill impairment charge of $2,010 related to the Green Globe segment, during the year ended March 31, 2005. During the year ended March 31, 2004, the Company recorded a goodwill impairment charge of $51,310.

Goodwill consists of the following at March 31, 2005 and 2004:

	2005	2004
Goodwill	$86,523	$86,523
Less: Impairment loss	53,320	51,310
Less: Accumulated amortization	17,704	17,704

Goodwill, net	$15,499	$17,509

Patents

The Company capitalizes legal costs incurred to obtain patents. Amortization begins when the patent is approved using the straight-line basis over the estimated useful life of 15 years.

Oil Well Leases

On April 4, 2003, the Company purchased oil leases for six oil wells in Laramie County, Wyoming (the “Wyoming Wells”), for an aggregate purchase price of $97,616. In addition to operating the wells, the Company used the wells to test its products. During the year ended March 31, 2004, the Wyoming Wells produced oil which generated $34,636 in revenues and incurred operating costs and start-up maintenance and repair costs of $137,298.

The Company capitalized $17,352 for the oil leases and $68,571 for equipment, net of depreciation, amortization and depletion at March 31, 2004. The Company recorded an asset retirement obligation of $30,000 to cover the cost of capping the wells in accordance with SFAS No. 143, “Accounting for Asset Retirement Obligations.”

As of March 31, 2004, the Company reviewed the carrying value of the oil well leases held by United Oil Corp. The Company estimated that the carrying value of the oil leases should be adjusted due to the sale of the oil well leases in April 2004. As a result, the Company recorded an oil leases’ impairment loss of $70,467.

In April 2004, the Company sold their oil well leases located in Laramie County, Wyoming, for $15,000 and a 4.5% royalty on all future oil sales from these wells. The Company recognized no gain or loss on the sale of the oil well leases. In May 2004, the state of Wyoming returned the $75,000 deposit made by the Company at the time the oil leases were purchased. There were no royalty payments received during the year ended March 31, 2005.

Accounting for Long-Lived Assets

The Company’s long-lived assets include property and equipment and patents.

In accordance with SFAS 144, long-lived assets other than goodwill are reviewed on a periodic basis for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on the temporary differences between the financial statement and the income tax bases of assets and liabilities and for net operating loss carry forwards existing at the balance sheet date using enacted tax rates in effect for the years in which the taxes are expected to be paid or recovered. A valuation allowance is established when it is considered more likely than not that such assets will not be realizable. The effect on deferred tax assets or liabilities of a change in tax rates is recognized in the period in which the tax change occurs.

Stock-Based Compensation

At March 31, 2005, the Company has stock based compensation plans, which are described more fully in Note 10. As permitted by SFAS No.123, Accounting for Stock Based Compensation, the Company accounts for stock-based compensation arrangements with employees in accordance with provisions of Account Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. Compensation expense for stock options issued to employees is based on the difference on the date of grant, between the fair value of the Company’s stock and the exercise price of the option. There was no stock based employee compensation cost for the years ended March 31, 2005 and 2004. The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No.123 and Emerging Issues Task Force (EITF) Issue No.96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Stock based compensation for non-employees was $208,740 and $9,700 for the years ended March 31, 2005 and 2004.

The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to all stock based compensation:

	2005	2004
Net loss as reported	$(1,854,876)	$(2,569,098)
Add:
Stock based compensation expenses included in
reported net loss	208,740	9,700
Deduct:
Total stock based employee compensation expense
determined under fair value based method for all awards	(690,488)	(1,361,668)

Pro forma	$(2,336,624)	$(3,921,066)

Basic and diluted loss per common share
As reported	$(0.08)	$(0.12)

Pro forma	$(0.10)	$(0.18)

Recently Issued Accounting Standards

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (Revised 2004), “Share-Based Payment” (“SFAS No. 123R”). This revised accounting standard eliminates the ability to account for share-based compensation transactions using the intrinsic value method in accordance with APB Opinion No. 25 and requires instead that such transactions be accounted for using a fair-value-based method. SFAS No. 123R requires public entities to record noncash compensation expense related to payment for employee services by an equity award, such as stock options, in their financial statements over the requisite service period. SFAS No. 123R is effective as of the beginning of the first interim or annual period that begins after December 15, 2005 for small business issues. The Company does not plan to adopt SFAS No. 123R prior to its fourth-quarter of fiscal 2006. The Company expects that the adoption of SFAS No. 123R will have a negative impact on the Company’s consolidated results of operations. The Company has historically provided pro forma disclosures pursuant to SFAS No. 123 and SFAS No. 148 as if the fair value method of accounting for stock options had been applied, assuming use of the Black-Scholes option-pricing model. Although not currently anticipated, other assumptions may be utilized when SFAS No. 123R is adopted.

Per Share Data

SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS"). The standard requires the presentation of basic EPS and diluted EPS. Basic EPS is calculated by dividing income/loss available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted EPS is calculated by dividing income/loss available to common shareholders by the weighted average number of common shares outstanding adjusted to reflect potentially dilutive securities. Diluted loss per share for the years ended March 31, 2005 and 2004 does not include 8,580,000, and 6,430,000 stock options and warrants since the inclusion of the outstanding stock options and warrants would be antidilutive.

Concentrations of Risk

Cash and Cash Equivalents

The Company maintains cash balances at financial institutions insured up to $100,000 by the Federal Deposit Insurance Corporation. Balances exceeded these insured amounts during the year.

Accounts and Notes Receivable

The Company had three customers which accounted for 87% and 50% of the total accounts receivable at March 31, 2005 and 2004 respectively. One company accounted for 14% and 50%, the second accounted for 56% and 0%, and the last accounted for 17% and 0% at March 31, 2005 and 2004 respectively. Credit losses, if any, have been provided for in the consolidated financial statements and are based on management's expectations.

At March 31, 2003, the Company converted an accounts receivable balance of $179,034 to a one year note receivable. The note accrues interest at the rate of 4.5%, was to be paid in 12 monthly installments and provides for a security interest in the inventory held by this customer. During the year ended March 31, 2004, the customer returned goods in the amount of $30,226, which reduced the note. Principal payments in the amount of $53,808 have also been received. In addition, the Company increased the reserve by $1,350 to $31,350. No interest has been paid to date. On March 28, 2004, the customer agreed to a balance of $95,000, which was to be paid $5,000 per month. During the year ended March 31, 2005, the customer made seven monthly payments. The balance at March 31, 2005 is $60,000, prior to the reserve of $31,350.

Significant Customers

The Company's revenues from major customers, as a percentage of revenues, for the years ended March 31, 2005 and 2004, are as follows:

2005	2004

Customer A	3%	10%
Customer B	30%	46%
Customer C	39%	0%

Vendors

The Company purchased supplies from major venders for the years ended March 31, 2005 and 2004, as follows:

2005	2004

Vendor A	21%	27%
Vendor B	12%	8%
Vendor C	11%	0%

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, note and loan receivable, inventory, accounts payable and accrued expenses approximate their fair values due to the short-term maturity of these instruments.

Reclassification

Certain amounts from the prior year consolidated financial statement have been reclassified to conform to current year presentation with no effect on net income.

3.	INVENTORY

	2005	2004
Paper	$—	$4,416
Blended chemical	80,380	104,668
Raw materials	55,580	67,403

Total inventory	$135,960	$176,487

4.	RELATED PARTY TRANSACTIONS

The Company had an amount due to Robert Seaman, a major shareholder and former director of the Company. The amount due as of March 31, 2005 and 2004 is $244,141. This amount is unsecured, non-interest bearing and due upon demand.

Martin Rappaport, a major shareholder and director of the Company, owns the property from which United Energy leases the 9,600 square foot facility it occupies in Secaucus, New Jersey. The Company pays approximately $108,000 per year under the lease, excluding real estate taxes. The Company believes that the lease is at fair market value with leases for similar facilities.

During January and February 2005, the Company’s Chairman of the Board, Ron Wilen, loaned the Company $133,600. The loan was unsecured, non interest bearing and due upon demand. This loan was repaid in April 2005.

5.	CONVERTIBLE DEBT

On March 24, 2004, the Company issued a secured convertible term note (the “Term Note”) in the amount of $1,750,000, which has a term of three years and accrues interest at the greater of the prime rate of interest, currently 5.75% per year at March 31, 2005 (as published in the Wall Street Journal), or 4% per year. Interest is payable monthly in arrears commencing on May 1, 2004, and on the first day of each consecutive calendar month after that date. Monthly amortization payments commenced on October 1, 2004, at the rate of $58,333.

The holder of the Term Note has the option to convert all or a portion of the note (including principal, interest and penalties) into shares of common stock at any time, subject to specified limitations, at a fixed conversion price of $1.00 per share. The conversion price is subject to adjustment for stock splits, stock dividends and similar events. On March 18, 2005, in connection with the financing discussed in Note 7, the fixed conversion price was adjusted to $0.80. The Company’s obligations under the Term Note are secured by a first priority security interest in the Company’s assets. As of March 31, 2005, the holder of the Term Note converted $150,000 in principal into 150,000 shares of common stock. In addition, the holder of the Term Note received $12,497 of interest in shares of common stock. Between April 1 and June 1, 2005, the holder of the Term Note converted $117,800 in principal into 147,250 shares of common stock.

During December 2004, the Company defaulted on the Term Note by failing to pay principal of $24,999. The Company also failed to pay principal of $116,666 for January and February 2005. On February 28, 2005, the Company entered into an Amendment and Waiver agreement (the “Amendment”) with the holder of the Term Note. The amendment included a waiver by the holder of the Term Note of all Events of Default. In consideration for the waiver, the Company, (i) paid the holder unpaid interest, (ii) prepaid $37,777 of additional interest and (iii) issued a seven year warrant to purchase 300,000 shares of Common Stock with an exercise price ranging from $1.25 to $1.75. In addition, the holder agreed to defer the principal payments scheduled to be paid from December 2004 through May 2005 until the date of Maturity. (See Note 7).

Convertible term note	$1,600,000
Discount on convertible term note	(344,402)

1,255,598
Current portion	(583,330)

Long-Term Debt	$672,268

Estimated maturities on long-term debt are as follows:
2005	$583,330
2006	$672,268

6.	COMMITMENTS AND CONTINGENCIES

Litigation

Sales Commission Claim

In July 2002, an action was commenced against the Company in the Court of Common Pleas of South Carolina, Pickens County, brought by Quantum International Technology, LLC and Richard J. Barrett. Plaintiffs allege that they were retained as a sales representative by the Company and in that capacity made sales of its products to the United States government and to commercial entities. Plaintiffs further allege that the Company failed to pay to plaintiffs agreed commissions at the rate of 20% of gross sales of its products made by plaintiffs. The complaint seeks an accounting, compensatory damages in the amount of all unpaid commissions plus interest thereon, punitive damages in an amount treble the compensatory damages, plus legal fees and costs. Plaintiffs maintain that they are entitled to receive an aggregate of approximately $350,000 in compensatory and punitive damages, interest and costs. In June 2003, the action was transferred from the court in Pickens County to a Master in Equity sitting in Greenville, South Carolina and was removed from the trial docket. The action, if tried, will be tried without a jury. No trial date has yet been scheduled. The Company believes it has meritorious defenses to the claims asserted in the action and intend to vigorously defend the case. The outcome of this matter cannot be determined at this time.

Lease Commitments

The Company leases office facilities, equipment and autos under operating leases expiring on various dates through 2009. Certain leases contain renewal options. The following is a schedule of future minimum lease payments under operating leases having remaining terms in excess of one year as of March 31, 2005.

Operating
Year	Leases
2006	137,028
2007	119,956
2008	45,966
2009	2,482

Total minimum lease payments	$ 305,432

Operating lease expense was $129,806 and $131,509 for the years ended March 31, 2005 and 2004, respectively.

7.	STOCKHOLDERS’ EQUITY

On February 28, 2005, the Company entered into an amended agreement on the convertible term note (see note 5). The Company issued warrants to purchase up to 300,000 shares of the Company’s common stock at an exercise price per share ranging from $1.25 to $1.75. The warrants are fully exercisable for seven years from the date of issuance. The estimated fair value of the warrants of $165,210 was recorded as a discount to the convertible term note and is being amortized to interest expense over the life of the note. The unamortized amount as of March 31, 2005, was $158,423. As of March 31, 2005, these warrants were unexercised and outstanding.

On March 18, 2005, the Company entered into a securities purchase agreement (the “Agreement”) with two private investors to issue shares of its common stock and warrants. The Agreement provides for two types of units, designated as Series A and Series B. The Series A Units each consist of 100,000 shares of its common stock and a Series A Warrant to purchase 50,000 shares of its common stock at $1.00 per share, subject to adjustment. The Series A Warrants expire five (5) years from the date they are issued. The purchase price for each Series A Unit is $80,000. The Agreement provides for the sale of up to twenty (20) Series A Units.

The Series B Units each consist of ten (10) shares of a new class of preferred stock that are convertible into 80,000 shares of our common stock in the aggregate, subject to adjustment, and a Series B Warrant to purchase 40,000 shares of the Company’s common stock at $1.50 per share. The Series B Warrants expire five (5) years from the date they are issued. The purchase price for each Series B Unit is $80,000. The agreement provides for the sale of up to forty-two (42) Series B Units.

On March 18, 2005, the contract date, the Company issued 8 Series A Units or 800,000 shares of its common stock for a purchase price of $640,000. Subsequent closings under the Agreement are contingent upon orders from its customers, at the rate of one unit for each $100,000 of orders. The remaining Series A units must be must be purchased first, followed by Series B units. The investors have the right to purchase additional units at any time. The obligation of the investors to purchase units expires on March 17, 2006.

The Agreement requires the Company to obtain shareholder approval for the authorization of the preferred stock within 75 days, or by June 1, 2005. The Agreement provides that the exercise price of the warrants is to be reduced by $0.01 for each day that the approval is delayed, but not below $0.05 per share. As of June 1, 2005, the Company had not obtained the consent from the holders of a majority of its outstanding shares.

During the year ended March 31, 2005, the Company issued an aggregate of 112,500 shares of common stock in exchange for consulting and legal services. These issuances were recorded as an increase to equity and consulting and legal expenses for the fair value of the shares of common stock on their respective grant dates.

During the year ended March 31, 2004, in connection with the convertible term note (see note 5), the Company issued warrants to purchase up to 300,000 shares of the Company’s common stock at an exercise price per share ranging from $1.00 to $1.50. The warrants are fully exercisable for seven years from the date of issuance. The estimated fair value of the warrants of $281,670 was recorded as a discount to the convertible term note and is being amortized to interest expense over the life of the note. The unamortized amount as of March 31, 2005 was $185,979. As of March 31, 2005, these warrants were unexercised and outstanding.

During the year ended March 31, 2004, the Company issued warrants in exchange for services provided in connection with the issuance of the convertible term note to purchase up to 175,000 shares of the Company’s common stock at an exercise price per share of $1.50. The warrants are fully exercisable for five years from the date of issuance. The estimated fair value of $153,144 was recorded as a deferred financing cost and is being amortized over the life of the note. The unamortized amount as of March 31, 2005 was $101,116. As of March 31, 2005, these warrants were unexercised and outstanding.

8.	INCOME TAXES

Deferred income taxes are provided for the temporary difference between the financial reporting basis and tax basis of the Company's assets and liabilities including those assets and liabilities recorded in connection with acquisitions. Deferred tax assets and liabilities result principally from recording certain expenses or income in the financial statements in a different period from recognition for income tax purposes. As of March 31, 2005, the Company had a net operating loss carryforward for tax purposes of approximately $10,429,000, which is available to reduce its future taxable income, and expires at various dates through 2024. $106,000 is expiring in 2015, $820,000 is expiring in 2016, $889,000 is expiring in 2017, $736,000 is expiring in 2018, $100,000 is expiring in 2020, $782,000 is expiring in 2021, $2,692,000 is expiring in 2022, $2,404,000 is expiring in 2023 and $1,900,000 is expiring in 2024. A full valuation allowance has been established against the deferred tax assets, which are mainly related to the net loss carryforward, due to the uncertainties surrounding the utilization of the carryforward and limitations resulting from a change in control. There are no other significant timing differences.

Utilization of the net operating loss carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation may result in the expiration of net operating loss carryforwards before utilization.

9.	EMPLOYEE BENEFITS PLAN

Stock Option Plans

In August 2001, the Company’s stockholders approved the 2001 Equity Incentive Plan (the “2001 Plan”), which provides for the grant of stock options to purchase up to 2,000,000 shares of common stock to any employee, non-employee director, or consultant at the Board’s discretion. Under the 2001 Plan, these options may be exercised for a period up to ten years from the date of grant. Options issued to employees are exercisable upon vesting, which can range between the dates of the grant to up to 5 years.

An amendment and restatement of the 2001 Equity Incentive Plan increasing the number of shares for a total of 4,000,000 was approved by the Board of Directors on May 29, 2002 and was approved by the shareholders at the annual meeting.

Under the 2001 Plan, options are granted to non-employee directors upon election at the annual meeting of stockholders at a purchase price equal to the fair market value on the date of grant. In addition, the non-employee director stock options shall be exercisable in full twelve months after the date of grant unless determined otherwise by the compensation committee.

There were stock options to purchase 545,000 shares of common stock for future grant as of March 31, 2005 under the 2001 equity incentive plan.

Fair Value of Stock Options

For disclosure purposes under SFAS No. 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option valuation model with the following weighted-average assumptions:

	2005	2004
Expected life (in years)	10	10
Risk-free interest rate	4.54%	4.54%
Volatility	135.00	138.00
Dividend yield	0%	0%

Utilizing these assumptions, the weighted average fair value of options granted with an exercise price equal to their fair market value at the date of the grant is $1.20 and $1.32 for the years ended March 31, 2005 and 2004, respectively.

Summary Stock Option Activity

The following table summarizes stock option information with respect to all stock options for the year ended March 31, 2005 and 2004:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Options outstanding March 31, 2003	2,445,020	$1.38
Granted	475,000	$1.10
Cancelled	(715,020)	$1.28
Options outstanding March 31, 2004	2,205,000	$1.32	8.32
Granted	1,250,000	$1.00
Options outstanding March 31, 2005	3,455,000	$1.20	7.98

As of March 31, 2005, there were 2,921,442 options exercisable with weighted average exercise price of $1.20 per share. Options outstanding at March 31, 2005 have an exercise price ranging between $0.70 to $2.00.

10.	SEGMENT REPORTING

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by management in deciding how to allocate resources and in assessing performance.

The Company's total revenues, income from operations and identifiable assets by segment for the year ended March 31, 2005 are as follows:

	Graphic Arts	Specialty Chemicals	Corporate	Total

Revenues	549,462	$1,301,492	$—	$1,850,954

Gross profit	$238,146	$853,744	$—	$1,091,890
Sales, general and administrative expenses	143,942	1,431,225	1,005,866	2,581,033
Depreciation, amortization and depletion	—	74,535	9,866	84,401
Impairment loss	—	2,010	—	2,010
Interest expense (income)	—	—	279,322	279,322

Income (loss) from continuing operations	$94,204	$(654,026)	$(1,295,054)	$(1,854,876)

Cash and cash equivalents	$—	$—	$365,610	$365,610
Accounts receivable	140,617	642,387	—	783,004
Inventory	20,080	115,880	—	135,960
Note receivable	28,650	—	—	28,650
Loan receivable	—	—	137	137
Prepaid expenses	—	—	120,574	120,574
Fixed assets	—	143,633	21,954	165,587
Goodwill	—	15,499	—	15,499
Patent	—	295,603	—	295,603
Deferred financing costs	—	—	206,590	206,590
Deposits	—	—	1,385	1,385

Total assets	$189,347	$1,213,002	$716,250	$2,118,599

Capital expenditures	$—	$23,018	$6,451	$29,469

The Company's total revenues, income from operations and identifiable assets by segment for the year ended March 31, 2004, are as follows:

	Graphic Arts	Specialty Chemicals	Corporate	Total

Revenues	$486,075	$485,976	$—	$972,051

Gross profit	$244,328	$211,076	$—	$455,404
Sales, general and administrative expenses	146,351	1,270,148	1,258,469	2,674,968
Oil well operating and maintenance costs-net	—	102,662	—	102,662
Depreciation, amortization and depletion	—	109,627	17,550	127,177
Impairment loss	—	121,777	—	121,777
Interest expense (income)	6,683	—	(8,765)	(2,082)

Income (loss) from continuing operations	$91,294	$(1,393,138)	$(1,267,254)	$(2,569,098)

Cash and cash equivalents	$—	$—	$1,518,025	$1,518,025
Accounts receivable	229,997	163,944	—	393,941
Inventory	42,452	134,035	—	176,487
Note receivable	63,650	—	—	63,650
Loan receivable	—	—	1,538	1,538
Prepaid expenses	—	—	80,296	80,296
Fixed assets	—	211,492	31,821	243,313
Goodwill	—	17,509	—	17,509
Patent	—	309,424	—	309,424
Deferred financing costs	—	—	310,893	310,893
Deposits	—	75,000	1,385	76,385

Total assets	$336,099	$911,404	$1,943,958	$3,191,461

Capital expenditures	$—	$175,953	$1,890	$177,843

Geographic Information

	2005	2004

U.S.	$938,504	$850,021

Venezuela	729,575	--

Netherlands	50,200	98,850

Other	132,675	23,180

Totals	$1,850,954	$972,051

11.	Subsequent Events

On April 27, 2005, the Company entered into a consulting agreement to provide advisory and business development services. In consideration for these services, the Company issued warrants to purchase 500,000 shares of its common stock at an exercise price of $1.34. The Company also issued warrants to purchase an additional 500,000 shares of its common stock at an exercise price of $2.00 per share. The warrants are fully exercisable for ten years. The initial 100,000 warrants vest immediately. The estimated fair value of the warrants of $129,720 will be recorded as consulting expense during the first quarter of the year ended March 31, 2006. The remainder of the warrants will vest, if it all, in increments of 100,000 warrants for each $5,000,000 of net revenues recognized as a result of business generated through contacts that the consultant brings to the Company.

APPENDIX A

AMENDMENT TO THE UNITED ENERGY CORP.

ARTICLES OF INCORPORATION

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

UNITED ENERGY CORP.

The undersigned, Brian F. King, being the Chief Executive Officer of United Energy Corp., a Nevada corporation, acting pursuant to Section 78.385 of the Nevada Revised Statutes, does hereby certify to the following:

That at a meeting of the Board of Directors held on March 16, 2005, at which all directors were present and acting throughout, the following resolution was duly adopted:

RESOLVED, that the stockholders of the Company be asked to approve to the following amendment to the Company’s Articles of Incorporation at a special meeting of the stockholders, to be held on ______, 2005, and that notice of such meeting be delivered to stockholders of record as of June 9, 2005, as required by law.

(Revised) FOURTH: The Corporation shall be authorized to issue up to ONE HUNDRED MILLION (100,000,000) shares of common stock, par value ONE CENT ($0.01) per share, and up to ONE HUNDRED THOUSAND (100,000) shares of preferred stock in one or more series, with such voting powers, designations, preferences, limitations, restrictions and relative rights as may be established by resolution of the Board of Directors from time to time.

That at the special meeting of the stockholders of the Company held on _______, 2005, for which notice had been delivered to all stockholders of record as of June 9, 2005, and at which a quorum of votes was represented, whether in person or by proxy, a majority of those stockholders present voted to approve the forgoing amendment, to wit ________ votes were cast in favor of the amendment, ________ votes were cast against the amendment and ___________ abstentions were recorded.

Dated this __ day of _____, 2005

Brian F. King
Chief Executive Officer

A-2

IN WITNESS WHEREOF, I, Brian F. King, have executed this Certificate of Amendment to the Articles of Incorporation in duplicate this __ day of _____ 2005, and say:

1.                 That I am the duly elected Chief Executive Officer of United Energy Corp.

2.                 That I have read the above and foregoing Certificate of Amendment to the Articles of Incorporation, know the contents thereof and that the same are true to the best of my knowledge and belief, exempting as to matters alleged on information and belief as to those matters, I believe them to be true.

Brian F. King

Subscribed and sworn to before me this ___ day of _____, 2005

______________________________________________________

My Commission Expires
____________, 20__

A-3

APPENDIX B

CERTIFICATE OF DESIGNATION

OF

SERIES A CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK

OF

UNITED ENERGY CORP.

(pursuant to NRS 78.1955)

United Energy Corp. (the “Company”), a corporation organized and existing under the Private Corporations Law of the State of Nevada, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to NRS Section 78.1955 of the Private Corporations Law of Nevada, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a series of the Company’s authorized preferred stock, par value $0.01 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Four Hundred Twenty (420) shares of Series A Convertible Preferred Stock of the Company, as follows:

RESOLVED, that the Company is authorized to issue 420 shares of Series A Convertible Preferred Stock (the “Preferred Shares”), par value $0.01 per share, which shall have the following powers, designations, preferences and other special rights:

(1)            Dividends. The holders of the Preferred Shares shall be entitled to receive dividends (“Dividends”) at a rate of 6.0% of the Stated Value (as defined below) per annum, due and payable out of any assets or funds legally available therefore on each June 30 and December 30 that such Preferred Share is outstanding (each, a “Dividend Date”). Such Dividends shall be cumulative and shall accrue daily from the Issuance Date (as defined below). If a Dividend Date is not a Business Day (as defined below), then the Dividend shall be due and payable on the Business Day immediately following such Dividend Date. Accrued dividends, if not paid on the Dividend Date, shall thereafter accrue additional dividends in respect thereof, compounded annually, at the rate of 6% per annum.

Subject to the provisions of Section 5, the holder of a Preferred Share may elect to have all or any portion of accrued but not paid Dividends paid in shares of Common Stock by notifying the Company of its election in the form of notice attached hereto as Exhibit I (the “Dividend Election Notice”). If the holder elects to have the Dividend paid in shares of Common Stock, the number of such shares to be issued for such Dividend shall be the number determined by dividing (x) the Dividend by (y) the Conversion Price as of the date of such election. Such shares shall be issued and delivered on or before the third Business Day following the date of receipt by the Company of the facsimile or other copy of such Dividend Election Notice in accordance with the procedures set forth in Section 2(d)(ii), and shall be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances. If any holder does not receive the requisite number of shares of Common Stock in the form required above within such three Business Day period, the holder shall be entitled to the relief as provided in Section (2)(d)(v)(A) and (B).

(2)            Conversion of Preferred Shares. Preferred Shares shall be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on the terms and conditions set forth in this Section 2.

(a)            Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(i)              “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.

(ii)             “Closing Sale Price” means, for any security, the closing sale price per such security as reported by the Principal Market on the trading day immediately preceding the date on which such value is being determined.

(iii)            “Conversion Amount” means the Stated Value.

(iv)            “Conversion Price” means, with respect to any Preferred Share as of any Conversion Date or other date of determination, [$1.00] [subject to adjustment per Section 4.2(a)(i) of the Securities Purchase Agreement], subject to adjustment as provided herein.

(v)           “Issuance Date” means, with respect to each Preferred Share, the date of issuance of the applicable Preferred Share.

(vi)            “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(vii)           “Principal Market” means, with respect to any security, the principal securities exchange or trading market for such security.

(viii)          “SEC” means the United States Securities and Exchange Commission.

(ix)         “Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of March 18, 2005, between the Company, and the initial holders of the Preferred Shares relating to the issuance of securities of the Company including shares of the Company’s Series A Convertible Preferred Stock.

(x)            “Stated Value” means $8,000.

(xi)            “Warrants” means the warrants issued pursuant to the Securities Purchase Agreement.

(b)            Holder’s Conversion Right. Subject to the provisions of Section 5, at any time or times on or after the Issuance Date, any holder of Preferred Shares shall be entitled to convert any whole or fractional number of Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

(c)            Conversion Rate. The number of shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 2(b) shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount

Conversion Price

(d)            Mechanics of Conversion. The conversion of Preferred Shares shall be conducted in the following manner:

(i)              Holder’s Delivery Requirements. To convert Preferred Shares into shares of Common Stock on any date (the “Conversion Date”), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Eastern Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit II (the “Conversion Notice”) to the Company and (B) if required by Section 2(d)(vi), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”).

(ii)             Company’s Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company (A) shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder and the Company’s designated transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) on or before the second Business Day following the date of receipt by the Company of the facsimile or other copy of such Conversion Notice (the “Share Delivery Date”), (I) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (II) provided the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) (the “Preferred Stock Delivery Date”) and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

(iii)            Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of such holder’s Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the Conversion Rate within three (3) Business Days of such disputed or arithmetic calculation being submitted to the holder, then the Company shall within one (1) Business Day submit via facsimile the disputed arithmetic calculation of the Conversion Rate to the Company’s independent, outside accountant. The Company shall cause the accountant to perform the determinations or calculations and notify the Company and the holder of the results no later than three (3) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent error.

(iv)           Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(v)          Company’s Failure to Timely Convert.

(A)           Cash Damages. If within three (3) Business Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue a certificate to a holder or credit such holder’s balance account with DTC for the number of shares of Common Stock to which such holder is entitled upon such holder’s conversion of Preferred Shares or to issue a new Preferred Stock Certificate representing the number of Preferred Shares to which such holder is entitled pursuant to Section 2(d)(ii), in addition to all other available remedies which such holder may pursue hereunder, the Company shall pay to such holder for each date after the Share Delivery Date such conversion is not timely effected and/or each date after the Preferred Stock Delivery Date such Preferred Stock Certificate is not delivered in an amount equal to 0.5% of the sum of (a) the product of (I) the number of shares of Common Stock not issued to the holder on or prior to the Share Delivery Date and to which such holder is entitled and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date, and (b) in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on or prior to the Preferred Stock Delivery Date, the product of (y) the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate, as of the Preferred Stock Delivery Date and (z) the Closing Sale Price of the Common Stock on the Preferred Stock Delivery Date. If the Company fails to pay the additional damages set forth in this Section 2(d)(v) within five (5) Business Days of the date incurred, then the holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the holder in the Conversion Notice. The foregoing notwithstanding, the damages set forth in this Section 2(d)(v)(A) shall be stayed with respect to the number of shares of Common Stock and, if applicable, the Preferred Stock Certificate for which there is a good faith dispute being resolved pursuant to, and within the time periods provided for in Section 2(d)(iii), pending the resolution of such dispute.

(B)           Void Conversion Notice; Adjustment to Conversion Price. If for any reason a holder has not received all of the shares of Common Stock prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of Preferred Shares, then the holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such holder’s Conversion Notice.

(vi)           Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Preferred Shares in accordance with the terms hereof, the holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Company unless the full number of Preferred Shares represented by the certificate are being converted. The holder and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, the holder may not transfer the certificate representing the Preferred Shares unless the holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder a new certificate of like tenor, registered as the holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. The holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated of the face thereof. Each certificate for Preferred Shares shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY’S CERTIFICATE OF

DESIGNATIONS, PREFERENCES AND RIGHTS OF THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 2(d)(vi) THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(d)(vi) OF THE CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS.

(e)            Taxes. The Company shall pay any and all taxes other than capital gain taxes or other income taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Preferred Shares.

(f)             Adjustments to Conversion Price. The Conversion Price will be subject to adjustment from time to time as provided in this Section 2(f).

(i)              Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the date hereof, the Company issues or sells, or in accordance with this Section 2(f) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding (a) the Excluded Securities (as defined below) and (b) shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or upon conversion of the Preferred Shares or exercise of the Warrants) for a consideration per share (the "New Share Consideration") less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such time, then immediately after such issue or sale, the Conversion Price then in effect shall be adjusted to an amount equal to the New Share Consideration. For purposes of determining the adjusted Conversion Price under this Section 2(f)(i), the following shall be applicable:

(A)           Issuance of Options. If the Company in any manner grants or sells any Options (as defined below) and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities (as defined below) issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(f)(i)(A), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(B)           Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 2(f)(i)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 2(f)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(C)           Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(f)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the Preferred Shares are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(D)           Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be equal to the arithmetic average of the Closing Sale Prices of such marketable securities for the ten (10) consecutive trading days immediately preceding the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of a majority of the Preferred Shares then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of a majority of the Preferred Shares then outstanding. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne equally by the Company and the holders of the Preferred Shares.

(E)            Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(F)            Certain Definitions. For purposes of this Section 2(f)(i), the following terms have the respective meanings set forth below:

(I)             “Approved Stock Plan” shall mean any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

(II)           “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

(III)          “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(IV)         “Excluded Securities” means (A) provided such security is issued at a price which is greater than or equal to the greater of (a) 90% of the Applicable Price and (b) the arithmetic average of the Closing Sale Prices of the Common Stock for the ten (10) consecutive trading days immediately preceding the date of issuance, any of the following (i) any issuance by the Company of securities in connection with a strategic partnership or a joint venture (the primary purpose of which is not to raise equity capital) and (ii) any issuance by the Company of securities as consideration for a merger or consolidation or the acquisition of a business, product, license, or other assets of another person or entity, (B) any warrants or options outstanding as of the Issuance Date which have not been modified or amended since the Issuance Date and (C) options to purchase shares of Common Stock, provided (I) such options are issued after the Issuance Date to employees of the Company within 30 days of such employee starting their employment with the Company, (II) an aggregate of no more than 150,000 options are issued in reliance on this exclusion and (III) the exercise price of such options is not less than 75% of the market price of the Common Stock on the date of issuance of such options.

(ii)             Adjustment of the Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(iii)            Holder’s Right of Alternative Conversion Price Following Issuance of Convertible Securities. If the Company in any manner issues or sells any Options or Convertible Securities after the Issuance Date that are convertible into or exchangeable or exercisable for Common Stock at a price which may vary with the market price of the Common Stock, including by way of one or more resets to the conversion, exchange or exercise price of such Convertible Security or Option (the formulation for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via facsimile and overnight courier to each holder of the Preferred Shares (“Variable Notice”) on the date of issuance of such Convertible Securities. From and after the date the Company issues any such Convertible Securities with a Variable Price, a holder of Preferred Shares shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of any Preferred Shares by designating in the Conversion Notice delivered upon conversion of such Preferred Shares that solely for purposes of such conversion the holder is relying on the Variable Price rather than the Conversion Price then in effect. A holder’s election to rely on a Variable Price for a particular conversion of Preferred Shares shall not obligate the holder to rely on a Variable Price for any future conversions of Preferred Shares.

(iv)           Other Events. If any event occurs of the type contemplated by the provisions of this Section 2(f) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Preferred Shares; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(f).

(v)	Notices.

(A)           Immediately upon any adjustment of the Conversion Price, the Company will give written notice thereof to each holder of Preferred Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(B)           The Company will give written notice to each holder of Preferred Shares at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

(C)           The Company will also give written notice to each holder of Preferred Shares at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

(3)	Intentionally Omitted.

(4)	Other Rights of Holders.

(a)            Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance reasonably satisfactory to the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding) to deliver to each holder of Preferred Shares in exchange for such shares, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Shares, including, without limitation, having a stated value and liquidation preference equal to the Stated Value and the Liquidation Preference of the Preferred Shares held by such holder, and reasonably satisfactory to the holders of a at least two-thirds (2/3) of the Preferred Shares then outstanding. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding) to insure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Preferred Shares such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such holder’s Preferred Shares as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares).

(c)            Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the holders of Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(5)            Limitations on Conversion. The Company shall not effect any conversion of Preferred Shares (including payment of Dividends in Common Stock) and no holder of Preferred Shares shall have the right to convert any Preferred Shares (including payment of Dividends in Common Stock) in excess of that number of Preferred Shares (or payment of Dividends in Common Stock) which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 9.99% of the shares of the Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion or exercise of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable (i) upon conversion or exercise of the remaining unconverted or unexercised Preferred Shares beneficially owned by such holder and its affiliates and (ii) upon conversion or exercise of the unconverted or unexercised portion of any other securities of the Company beneficially owned by such holder and its affiliates subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph. Except as set forth in the preceding sentence, for purposes of this paragraph beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this paragraph, in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any holder, the Company shall within one (1) Business Day confirm orally and in writing to any such holder the number of shares Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Preferred Shares, by such holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

(6)	Reservation of Shares.

(a)            Reservation. The Company shall, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares (including payment of accrued and unpaid Dividends in Common Stock) then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 100% of the number of shares of Common Stock for which the Preferred Shares are at any time convertible (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Preferred Shares based on the number of Preferred Shares held by each holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder’s Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such holders.

(b)            Insufficient Authorized Shares. If at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall (A) hold a meeting of its stockholders or (B) obtain a majority written consent of its stockholders, for the authorization of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(7)            Voting Rights. Holders of Preferred Shares shall have no voting rights, except as required by law, and as expressly provided in this Certificate of Designations.

(8)            Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the sum of (a) the Stated Value and (b) the accrued but not paid Dividends for such Preferred Share (such sum being referred to as the “Liquidation Preference”); provided that, if the Liquidation Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the “Pari Passu Shares”), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. In addition to the receipt of the Liquidation Preference, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive Liquidation Funds distributed to holders of Common Stock, after the Liquidation Preference has been paid, to the same extent as if such holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversions herein or elsewhere) and had held such shares of Common Stock on the record date for such distribution of the remaining Liquidation Funds. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein; provided that a holder of Preferred Shares shall be entitled to all amounts previously accrued with respect to amounts owed hereunder.

(9)            Preferred Rank. All shares of Common Stock shall be of junior rank to all Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company’s Certificate of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Nevada Secretary of State or enter into any agreement containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

(10)         Participation. Subject to the rights of the holders, if any, of the Pari Passu Shares, the holders of the Preferred Shares shall, as holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(11)         Restriction on Redemption. Until all of the Preferred Shares have been converted and all accrued Dividends have been paid as provided herein, the Company shall not, directly or indirectly, redeem its capital stock (other than the Preferred Shares) without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares.

(12)         Vote to Change the Terms of Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, shall be required for (a) any change to this Certificate of Designations or the Company’s Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares and (b) the issuance of Preferred Shares other than pursuant to the Securities Purchase Agreement.

(13)         Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

(14)         Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Preferred Shares and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(15)         Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Purchasers and shall not be construed against any person as the drafter hereof.

(16)         Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(17)         Notice. Whenever notice is required to be given pursuant to this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with Section 9.4 of the Securities Purchase Agreement.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by its President, and by its Secretary, as of the [_] day of [__________], 2005.

UNITED ENERGY CORP.

By:	_________________________
Name: ____________________________
Its:	President

By:	_________________________
Name: ____________________________
Its:	Secretary

State of ________________	)
) ss
County of ______________	)

On [___________] [_], 2005, personally appeared before me, a Notary Public, [_________________] and [_________________], who acknowledged that they executed the above instrument.

_________________________________

Notary Public

EXHIBIT I

UNITED ENERGY CORP.

DIVIDEND ELECTION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of United Energy Corp. for its Series A Convertible Preferred Stock (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to have accrued and unpaid dividends on the shares of Series A Convertible Preferred Stock, (the “Preferred Shares”), paid in shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Election:	__________________________________

Amount of Dividends to be Paid:	__________________________________

Stock certificate no(s). of Preferred Shares:	__________________________________

Please confirm the following information:

Conversion Price:	___________________________________

Number of shares of Common Stock to be issued:	__________________________________

Please issue the Common Stock in the following name and to the following address:

Issue to:	___________________________________________________________________

Facsimile Number:	___________________________________________________________________

Authorization:	____________________________________________________________________________
	By:	____________________________
	Title:	____________________________

Dated:	___________________________________________________________________

Account Number (if electronic book entry transfer): _________________________________________________________________

Transaction Code Number (if electronic book entry transfer): __________________________________________________________

ACKNOWLEDGMENT

The Company hereby acknowledges this Dividend Election Notice and hereby directs its TRANSFER AGENT to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ___________ ___, ____ from the Company and acknowledged and agreed to by [TRANSFER AGENT].

UNITED ENERGY CORP.

By:	____________________________________
Name: ______________
	Title:	____________

EXHIBIT II

UNITED ENERGY CORP.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of United Energy Corp. for its Series A Convertible Preferred Stock (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of United Energy Corp., a Nevada corporation (the “Company”), indicated below into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:	_____________________________________

Number of Preferred Shares to be converted:	_____________________________________

Stock certificate no(s). of Preferred Shares to be converted:	_____________________________________

Please confirm the following information:

Conversion Price:	_____________________________________

Number of shares of Common Stock to be issued:	_____________________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:	___________________________________________________________________

Facsimile Number:	___________________________________________________________________

Authorization:	____________________________________________________________________________
	By:	____________________________
	Title:	____________________________

Dated:	___________________________________________________________________

Account Number (if electronic book entry transfer): _________________________________________________________________

Transaction Code Number (if electronic book entry transfer): __________________________________________________________

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ___________ ___, ____ from the Company and acknowledged and agreed to by [TRANSFER AGENT].

UNITED ENERGY CORP.

By:	____________________________________
Name: ______________
	Title:	____________

PROXY
UNITED ENERGY CORP.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON _____________, 2005

The undersigned hereby appoints Brian F. King as attorney and proxy of the undersigned, with full power of substitution, to vote all shares of stock of United Energy Corp. that the undersigned may be entitled to vote at the special meeting of stockholders of United Energy Corp. to be held at the offices of Greenbaum, Rowe, Smith & Davis LLP, located at 99 Wood Avenue South, Woodbridge, New Jersey 08830 on [DATE] at 10:00 a.m., EST, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

☒  Please mark votes as in this example.

MANAGEMENT RECOMMENDS A VOTE “FOR” THE PROPOSAL.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

	FOR	AGAINST	ABSTAIN
To approve an amendment to United Energy’s Articles of Incorporation to authorize the issuance preferred stock.	☐	☐	☐

Please vote, date, sign and promptly return this proxy in the enclosed envelope, which does not require any postage if mailed in the United States.

Please sign exactly as your name appears hereon. If stock is registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signatory is a corporation, please give the full corporate name and have a duly authorized officer sign on behalf of the Corporation.

Signature: ___________________________________	Date: __________________

Name:______________________________________
(please print)